PRICING SUPPLEMENT NO. 18                                         Rule 424(b)(3)
DATED:  January 5, 2006                                      File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $200,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 01/10/2006  Fixed Rate Notes [  ]    Certificated Notes [ ]

Maturity Date:  01/10/2008       CUSIP#:  073928N33


Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:

Minimum Denominations:  $100,000, increased in multiples of $10,000

                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

       N/A                  N/A                  N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[x]   Federal Funds Open Rate            Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:   Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate +

Interest Rate:  4.39%                    Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.14%



* Commencing April 10, 2006 and on the 10th of each July, October, January and April thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.